Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-147944) of Procera Networks, Inc. of our report dated February 13, 2006, with respect to the financial statements for the year ended January 1, 2006 of Procera Networks, Inc. included in this Amendment No. 2 to the Annual Report on Form 10-K/A for the year ended December 31, 2007.

/s/ Burr, Pilger, & Mayer LLP
Palo Alto, California
March 6, 2009